SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                October 22, 2002
                Date of Report (Date of earliest event reported)


                        WESTCOAST HOSPITALITY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


                         Washington 001-13957 91-1032187
     (State or Other Jurisdiction (Commission file number) (I.R.S. Employer of Incorporation) Identification No.)


                            201 W. North River Drive
                                    Suite 100
                            Spokane, Washington 99201
               (Address of Principal Executive Offices, Zip Code)


                                 (509) 459-6100
              (Registrant's Telephone Number, Including Area Code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits.

     The following exhibit is furnished pursuant to Item 9 hereof and should not be deemed to be "filed" under the Securities Exchange Act of 1934:


Exhibit No.  Exhibit
------------ -----------------------------------------------------------

99.1 Press Release dated October 22, 2002 announcing the conversion of more than twenty of the Registrant's hotels to the Red Lion brand




Item 9:  Regulation FD Disclosure

     On October 22, 2002, the Registrant issued a press release announcing the conversion of more than twenty of its hotels to the Red Lion brand. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K pursuant to this
Item 9.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                           WESTCOAST HOSPITALITY
                                                                     CORPORATION



Dated:  October 29, 2002                    By: /s/ Arthur M. Coffey
                                                --------------------------------
                                                    Arthur M. Coffey
                                                    Executive Vice President/
                                                    Chief Financial Officer


                                  EXHIBIT INDEX

Exhibit No.    Exhibit
-----------    -----------------------------------------------------------------

99.1 Press Release dated October 22, 2002 announcing the conversion of more than twenty of the Registrant's hotels to the Red Lion brand


Exhibit 99.1
Red Lion Hotels Grows the Pride with  Conversion  of More than
Twenty Hotels Oct 22, 2002

SPOKANE, Wash., Oct. 22 /PRNewswire-FirstCall/ -- WestCoast Hospitality Corporation (NYSE: WEH) today announced that the Company's Red Lion brand will have more hotels than at any other time in its history with the conversion of more than 20 hotels. After nine months of market research and analysis, the Company has decided to expand Red Lion by converting more than 20 WestCoast Hotels containing more than 4,500 rooms and approximately 240,000 square feet of meeting space. The conversions will be completed by February 2003, increasing the number of Red Lion hotels to more than 65 and further positioning the brand for national and international growth.

With the conversion of many of its hotels to the Red Lion brand, the WestCoast Hotels brand will be repositioned, bringing the chain back to its roots of distinctive properties. The WestCoast brand maintains a strong reputation in the western states, and under the moniker of WestCoast Signature Hotels the brand will continue and grow, while serving its customer base with the full array of support systems that will be enjoyed by the expanded Red Lion brand. However, some of the marketing focus of the WestCoast Signature Hotels will change to highlight the unique Signature product.

"In the next three to five years we expect to focus a significant amount of our growth in the Midwest and Eastern U.S.," explained Don Barbieri, Chairman, President and CEO of WestCoast Hospitality Corporation. "During our market research process it was determined that on a broader geographic scale the Red Lion brand is a better known name, especially as you move further East. In analyzing the two brands and associations that people have with the names, Red Lion is regarded as having a strong loyalty and reputation among its customers. These customers relate to Red Lion's deep history in the hospitality business marked by delivery of the care, comfort and value that the chain has spent decades in nurturing. Also, despite the reduced concentration of larger, primary city properties in the brand today, many people continue to associate the brand with considerable hotels that it once had. The hotels we are adding will strengthen that association." The Red Lion brand now averages 160 rooms and just over 6,000 square feet of meeting space, while the hotels being converted average more than 200 rooms and almost 11,000 square feet of meeting space.

The Red Lion brand was founded in the 1960's and found success in focusing on 3- to 4- star hotels. The brand reached a peak of 59 hotels before being acquired in November 1996 by Doubletree for $1.2 billion. The number of hotels in the brand decreased during the ensuing four years, as Promus Hotel Corporation subsequently acquired it, then Hilton Hotels Corporation. During this time, many of the hotels were converted to the Doubletree brand. Red Lion began to re-emerge and flourish under Hilton ownership before being acquired in December 2001 by WestCoast Hospitality Corporation.

In the coming months, WestCoast Hospitality Corporation will be announcing the details of a number of new support programs for both the Red Lion and WestCoast Signature brands, including the launch of a new state-of-the-art Central Reservations System and the combination of the guest affinity programs. The Company continues capital upgrade plans that focus on re-furbishing existing hotels within the Company's portfolio.

Barbieri stated, "We are making a commitment to our customers, franchisees and employees to be a progressive Company that delivers caring service and comfortable accommodations, with more locations from which they can choose. I believe Red Lion's history, and now its future, speaks very well to this commitment."

WestCoast Hospitality Corporation owns, manages and franchises hotels in 16 states. WestCoast Hotels and Red Lion Hotels and Inns focus on serving business, convention and leisure travelers in first, second and third tier markets. WestCoast provides entertainment services through TicketsWest, including event ticketing for venues in the United States and Canada, and aggregates content for travel and entertainment that is sold in real-time at its www.ticketswest.com website. TicketsWest also includes WestCoast Entertainment, a Broadway and special event presenting company. G&B Real Estate Services is the real estate division of WestCoast Hospitality Corporation and owns and manages commercial and residential properties. Registered trademarks of WestCoast Hospitality Corporation and its affiliates protect the use of "WestCoast," "Red Lion," "TicketsWest" and associated logo designs.

Contact:    Stephen Barbieri
Title:      VP, Chief Communications Officer
Phone:      1-509-323-7211
Internet:   InvestorRelations@WestCoastHotels.com
            www.westcoasthotels.com
            www.ticketswest.com
            www.redlion.com